EXHIBIT 99.1

P-COM SIGNS DEFINITIVE AGREEMENT TO ACQUIRE BUSINESS

OF SPEEDCOM WIRELESS CORPORATION AND UNDERTAKES

RECAPITALIZATION TO SIGNIFICANTLY REDUCE DEBT LEVELS

CAMPBELL, CA (June 17, 2003) – P-Com, Inc. (OTCBB:PCOM), a worldwide provider of wireless telecom products, today announced a definitive agreement to acquire the operating assets and certain liabilities of SPEEDCOM Wireless Corporation (OTCBB: SPWC), a leading fixed wireless broadband solutions provider.

The acquisition enables P-COM to expand its highly regarded spread spectrum product line with SPEEDCOM’s mesh technology in its SPEEDLAN 9000 series, featured with 128-bit AES encryption. The acquisition will also enable P-Com to expand its distribution network and to grow the existing business relationships between SPEEDCOM and its customers.

Prior	to completion of the transaction, P-Com is also undertaking a recapitalization that includes the following:

■	The conversion of approximately $20 million in principal amount of P-Com’s 7% Convertible Subordinated Notes due 2007 into shares of P-Com Common Stock;
■	The elimination of certain accrued liabilities and long-term debt totaling in excess of $10 million;
■	The completion of an equity financing transaction in which P-Com receives gross proceeds of approximately $5 million to $7 million (the “Qualified Financing”).

While no assurance can be given, P-Com expects to complete the recapitalization within the next thirty days.

Under the terms of the asset purchase agreement, P-Com is acquiring SPEEDCOM Wireless’s operating assets and business relationships in exchange for approximately 67 million shares of P-Com common stock and the assumption of certain liabilities of SPEEDCOM. P-Com will assume approximately $3 million in subordinated debt that will include at least a 36-month maturity following the closing and is expected to be converted into shares of P-Com common stock at approximately $0.20 per share. Excluding shares issued in the Qualified Financing, the shares issued to SPEEDCOM will comprise approximately 28 to 30% of
P-Com’s outstanding common stock immediately following the closing. The SPEEDCOM transaction is expected to close approximately 90 days following stockholder approval of the asset purchase and an increase in the number of authorized shares of
P-Com common stock.

As part of the acquisition, SPEEDCOM Director Craig Roos will join P-Com’s Board of Directors. Michael Sternberg has agreed to step down as interim CEO of SPEEDCOM and will remain available during the acquisition transition period as a consultant. Mark Schaftlein will remain SPEEDCOM’s interim CFO through the transition period and work with P-Com management to facilitate an orderly transition.

“This acquisition is a positive step that broadens our spread spectrum product line and our distribution capabilities, positions us to secure necessary working capital, and is consistent with our ongoing consolidation strategy,” said P-Com Chairman George Roberts. “This acquisition and recapitalization will help P-Com better meet the needs of customers and compete in the current operating environment.”

The company believes that it is beginning to see initial signs of stabilization in the marketplace and believes that the synergies of this acquisition will allow P-Com to continue to reduce its cost structure and begin to generate sequential sales growth. On a combined basis, P-Com is currently targeting revenue exceeding $6 million per quarter for the second half of 2003. Based on sequential sales growth of 15 percent to 20 percent from the second half 2003 revenue base, P-Com is positioned to generate an EBITDA profit by the middle of next year and can generate sales exceeding $35 million for the full year 2004.

Should P-Com be successful in completing the recapitalization, including the Qualified Financing, existing P-Com common shareholders’ equity interest will be substantially diluted. Excluding any shares issued in the Qualified Financing, it is currently anticipated that, inclusive of the shares issued to SPEEDCOM and shares issued in connection with the conversion of P-Com’s Convertible Subordinated Notes into equity, P-Com will have approximately 240 million to 250 million shares of common stock or common stock equivalents outstanding.

There are a number of conditions to the closing of the transactions described above including completion of Qualified Financing, and conversion of P-Com’s Convertible Subordinated Notes. There can be no assurance that P-Com will be able to successfully complete any or all of the transactions described above, or satisfy all of the other conditions to closing.

About P-Com, Inc.

P-Com, Inc. develops, manufactures, and markets point-to-point, spread spectrum and point-to-multipoint, wireless access systems to the worldwide telecommunications market. P-Com broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access associated with Business to Business and E-Commerce business processes. Cellular and personal communications service (PCS) providers utilize P-Com point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit www.p-com.com or call 408-866-3660.

About SPEEDCOM

SPEEDCOM Wireless Corporation is a multinational, fixed broadband wireless solutions company based in Sarasota, Florida. The company maintains additional offices in Sao Paulo, Shanghai and Singapore. SPEEDCOM’s Wave Wireless division (www.wavewireless.com) is an innovator and manufacturer of a variety of broadband wireless products, including SPEEDLAN 9000 wireless Ethernet routers with 128-bit AES encryption, mesh and star functionality. Enterprises, governments, Internet service providers, and telecommunication operators in more than 80 countries use SPEEDCOM’s solutions to provide “backbone” and/or “last-mile” wireless connectivity at speeds from 11 Mbps up to 155 Mbps over distances of 25 miles or more. More information is available at www.speedcomwireless.com.

Obtaining Additional Information

P-Com and SPEEDCOM will file a joint proxy statement concerning their proposed strategic transaction with the SEC. Investors and security holders are advised to read the proxy statement related to the acquisition. Investors and security holders may obtain a free copy of the proxy statement upon completion and other documents filed by both companies with the SEC at the SEC’s website at http://www.sec.gov. The proxy statement and any other documents filed by P-Com and SPEEDCOM with the SEC may also be obtained free of charge from both companies by directing such request to the companies at the following addresses:

P-COM, Inc.

Attn: Corporate Secretary

3175 S. Winchester Boulevard

Campbell, CA 95008

SPEEDCOM Wireless Corporation

Attn: Corporate Secretary

7020 Professional Parkway East

Sarasota, FL 34240

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of SPEEDCOM and P-Com in connection with the transaction, and their direct and indirect interests, by security holding or otherwise, in the solicitation, will be set forth in a proxy statement that will be filed by SPEEDCOM and P-Com with the SEC.

Forward-Looking Statements

P-Com Safe Harbor Statement

Statements in this release that are forward-looking involve known and unknown risks and uncertainties, which may cause P-Com’s actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, the need to raise equity or debt financing, P-Com’s ability to negotiate repayment terms with its trade and other creditors, a severe worldwide slowdown in the telecommunications equipment and services sector, short term working capital constraints, fluctuations in customer demand and commitments, introduction of new products, commercial acceptance and viability of new products, cancellations of orders without penalties, pricing and competition, reliance upon subcontractors, the ability of P-Com’s customers to finance their purchases of P-Com’s products and/or services, the timing of new technology and product introductions, and the risk of early obsolescence. Further, P-Com operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond P-Com’s control, such as announcements by competitors and service providers. Reference is made to the discussion of risk factors detailed in P-Com’s filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.

SPEEDCOM Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. Actual events may differ from forward-looking statements for a number of reasons, including but not limited to, failure of customers to purchase Wave products, as well as other factors discussed from time to time in our SEC filings (available on EDGAR or for free at www.sec.gov). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimate or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to SPEEDCOM on the date thereof.

P-Com Contacts: Media: Greg Berardi (415) 239-7826 greg@bluemarlinpartners.com	Investors: Dan W. Rumsey (408) 866-3666 daniel.rumsey@p-com.com

SPEEDCOM Contacts: Media: Lisa Mirman (941) 907-2326 lmirman@speedcomwireless.com	Investors: Gil Sharell (941) 907-2361 gsharell@speedcomwireless.com